                                                                    EXHIBIT 10.4
                                                                    ------------


          THIS SECURITY IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE COMPANY, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

          THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF THE GUARANTEE AND SECURITY AGREEMENT DATED NOVEMBER 8, 2001 AMONG THE COMPANY, CERTAIN SUBSIDIARY GUARANTORS THERETO AND COMPAQ FINANCIAL SERVICES CORPORATION, AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME. ADDITIONALLY, THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF THE AMENDMENT TO AND RESTATEMENT OF THE INVESTOR RIGHTS AGREEMENT DATED NOVEMBER 8, 2001 AMONG THE COMPANY, COMPAQ FINANCIAL SERVICES CORPORATION AND CMGI, INC., AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME.


                                 NAVISITE, INC.

                      12% Convertible, Senior, Secured Note
                              Due December 31, 2007

U.S. $55,093,333.33                                             November 8, 2001


          FOR VALUE RECEIVED, the undersigned, NaviSite, Inc., a Delaware corporation (the "Company"), hereby promises to pay to Compaq Financial Services Corporation, a Delaware corporation (the "Purchaser"), the principal sum of US$55,093,333.33 in twelve equal quarterly installments (each a "Principal Payment"), together with accrued but unpaid interest thereon, commencing on the first Interest Payment Date (as defined below) in 2005 and continuing on each Interest Payment Date thereafter (each date on which a Principal Payment is made, a "Principal Payment Date") until December 31, 2007 (the "Maturity Date"). The Company may not prepay this Note. Interest on the outstanding principal shall be at a rate of 12% per annum ("Interest"), calculated on the basis of a 360 day year consisting of twelve 30 day months, and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date") beginning December 31, 2001 until the Maturity Date. Interest for the first Interest Payment Date shall be calculated from the date of issuance hereof to the first Interest Payment Date. If all or a portion of a Principal Payment or Interest shall not be paid when due (whether at its stated maturity, by acceleration or otherwise), the Company hereby promises to pay, on demand, interest on such overdue amount from and including the due date to, but excluding, the date such amount is paid in full at 14% per annum (and until the date such overdue amount is paid in full, "Interest" on such overdue amount shall mean interest at such rate).


          This Note is being delivered pursuant to a Note Purchase Agreement, dated as of October 29, 2001, among the Company, the Purchaser and CMGI, Inc., a Delaware corporation (the "Note Purchase Agreement"). This Note is one of the Notes referred to in the Note Purchase Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events and for the amendment or waiver of certain provisions of the Note Purchase Agreement, all upon the terms and conditions therein specified.

          1. Certain Definitions. As used herein, the following terms have the following meanings:

          "Closing Price" shall mean, on any day, (i) the closing price of the Common Stock (or any other security for which a closing price must be determined) on a national securities exchange or as quoted on the Nasdaq National Market on such day, as reported by the Wall Street Journal or (ii) if the Common Stock (or any such other security) is quoted on the Nasdaq National Market but no sale occurs on such day, the average of the closing bid and asked prices of the Common Stock (or any such other security) on the Nasdaq National Market on such day, as reported by the Wall Street Journal or (iii) if the Common Stock (or any such other security) is not so listed or quoted, the average of the closing bid and asked prices of the Common Stock (or any such other security) in the U.S. over-the-counter market or (iv) if no such trading market is readily available, the fair market value of the Common Stock (or any such other security) as determined in accordance with Section 5(b) hereof.

          "Current Market Price" of the Common Stock means the average of the daily Closing Prices of the Common Stock for the five consecutive trading days selected by the board of directors commencing not more than 20 trading days before, and ending not later than the date immediately preceding the record date fixed in connection with such event or, if there is no record date, the date of such event; provided, that the Current Market Price of the Common Stock in connection with a Spin-Off shall mean the average of the daily Closing Prices of the Common Stock for the same five consecutive trading days used to determine the Fair Market Value of the securities being distributed in such Spin-Off.

          "Fair Market Value" of the securities to be distributed to the holders of the Common Stock in connection with a Spin-Off shall mean the average of the daily Closing Prices of such securities for a five consecutive trading day period selected by the board of directors during the period beginning on the first day of trading of such securities after the effectiveness of such Spin-Off and ending not later than 20 days after the effectiveness of the Spin-Off.

          All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Note Purchase Agreement.

          2.   Security.

          The Purchaser's right to payment pursuant to the terms of this Note shall be secured to the extent and on the terms and conditions set forth in the Security Agreement, and the terms and provisions of the Security Agreement are incorporated herein by reference.

          3.   Payment.

          Principal Payments on each Principal Payment Date and Interest on each Interest Payment Date shall be made by bank cashier's check payable to the Purchaser at the Purchaser's principal address set forth in Section 10.04 of the Note Purchase Agreement (or at such other place as the Purchaser hereof shall notify the Company in writing) or, if the Purchaser so specifies, by written notice to the Company given not less than two Business Days prior to the Principal Payment Date or the Interest Payment Date, as the case may be, by bank wire transfer, in immediately available funds, to the account so specified, in lawful money of the United States of America; provided that, at the election of the Company, so long as the Company is listed on the Nasdaq National Market, up to one-sixth of the amount of Interest due on any Interest Payment Date through and including the Interest Payment Date in December 2003 may be paid in shares of Common Stock. The number of shares of Common Stock to be issued in payment of the Interest due on such Interest Payment Date shall equal the amount of such Interest to be paid in Common Stock divided by the average of the Closing Prices per share of the Common Stock on the five consecutive trading days ending on the trading day immediately preceding such Interest Payment Date. If any Principal Payment Date or any Interest Payment Date occurs on a date that is not a Business Day, then the Principal Sum or Interest then due shall be paid on the next succeeding Business Day.

          4.   Conversion.

                 (a) Conversion Rights. Subject to and in accordance with the provisions of this Section 4, at any time on or prior to the Maturity Date, the Purchaser may elect, in its sole discretion, to effect the conversion (the "Conversion") of all or any portion of the outstanding principal and interest due on this Note into shares of Common Stock. The number of shares of Common Stock into which the outstanding principal and accrued but unpaid interest (or portion thereof) shall be converted pursuant to this Section 4(a) shall be determined by dividing the amount of outstanding principal and interest the Purchaser has elected to convert by $0.26. The Conversion Price is subject to adjustment as provided in Section 5 hereof.

                 (b) Manner of Effecting the Conversion. If the Purchaser elects to effect the Conversion pursuant to Section 4(a) hereof, the Purchaser shall deliver a duly executed written notice to the Company of such election (the "Conversion Notice"), and in such event the Conversion shall be deemed to have been effected at the close of business on the date such Conversion Notice is given. Upon any Conversion of this Note in accordance with the terms hereof, the rights of the Purchaser with respect to the outstanding principal and all interest pursuant to this Note shall cease and the Purchaser shall be deemed to have become the holder of record of the shares of Common Stock into which this Note shall have been converted, provided that, if the Purchaser elects to convert only a portion of the outstanding principal and interest pursuant to Section 4(a) hereof, then the Company will deliver a new note to the Purchaser, on the same terms and conditions as this Note, with respect to the portion of the outstanding principal and interest that is not converted (the "New Note"). Concurrently with the delivery of a Conversion Notice, the Purchaser shall surrender this Note to the Company. Promptly upon its receipt of a Conversion Notice, the Company shall (i) deliver to or upon the written order of the Purchaser, a certificate or certificates for the number of shares of Common Stock issuable upon such Conversion, (ii) make a cash payment in respect of any fraction of a share as provided in Section 4(c) hereof and (iii) if applicable, deliver a New Note as set forth in this Section 4(b).

                 (c) Fractional Shares. No fractional shares shall be issued upon any Conversion. Instead of any fractional share which would otherwise be issuable upon a Conversion, the Company shall pay a cash amount in respect of such fractional share in an amount based upon the Closing Price of the Common Stock on the trading day immediately preceding such Conversion.

                 (d) Notwithstanding anything contained herein, this Note may not be converted until the Company has obtained the stockholder approvals required in accordance with Rule 4350(i) of the National Association of Securities Dealers Manual and Delaware corporate law.

          5.   Antidilution Provisions.

                 (a) The Conversion Price shall be subject to adjustment from time to time as follows:

                         (i) Stock Splits and Combinations. In case the Company shall at any time or from time to time after the Closing Date (A) subdivide or split the outstanding shares of Common Stock, (B) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares or (C) issue by reclassification of the shares of Common Stock any shares of Capital Stock of the Company, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of this Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had such Note been surrendered for conversion immediately prior to the occurrence of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this subparagraph (i) shall become effective at the close of business on the day upon which such corporate action becomes effective. Such adjustment shall be made successively whenever any event listed above shall occur.

                         (ii) Stock Dividends in Common Stock. In case the Company shall at any time or from time to time after the Closing pay a dividend or make a distribution in shares of Common Stock on any class of Capital Stock of the Company other than dividends or distributions of shares of Common Stock or other securities with respect to which adjustments are provided in Section 5(a)(i) above, the Conversion Price shall be adjusted so that the holder of this Note shall be entitled to receive upon conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable Conversion Price by (B) a fraction, the numerator of which shall be the number of shares of Common Stock theretofore outstanding and the denominator of which shall be the sum of such number of shares and the total number of shares issued in such dividend or distribution.

                         (iii) Issuance of Rights or Warrants. In case the Company shall issue to all holders of Common Stock rights or warrants entitling such holders to subscribe for or purchase Common Stock at a price per share less than the Current Market Price, the Conversion Price in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive such rights or warrants shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which is the sum of the number of shares of Common Stock outstanding at the close of business on such record date and the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator of which is the sum of the number of shares of Common Stock outstanding at the close of business on such record date and the number of additional shares of Common Stock so offered for subscription or purchase. For purposes of this subparagraph (iii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of such securities and the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Such adjustment shall be made successively whenever any such event shall occur.

                         (iv) Distribution of Indebtedness, Securities or Assets. In case the Company shall distribute to all holders of Common Stock (whether by dividend or in a merger, amalgamation or consolidation or otherwise) evidences of indebtedness, shares of Capital Stock of any class or series, other securities, cash or assets (other than Common Stock, rights or warrants referred to in subparagraph (iii) above and other than as a result of a Fundamental Change (as defined below)), the Conversion Price in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive such distribution shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which is the Current Market Price on such record date less the fair market value (as determined in good faith by the board of directors, except in the case of a Spin-Off (as defined below)) of the portion of such evidences of indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of Common Stock, and the denominator of which is the Current Market Price. Such adjustment shall be made successively whenever any such event shall occur.

                         In respect of a dividend or other distribution of
                 shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company (a "Spin-Off"), the adjustment to the Conversion Price under this subparagraph (iv) shall occur 20 trading days after the effective date of the Spin-Off.

                         (v) Issuance of Common Stock. In case the Company shall issue or sell any shares of Common Stock at a price per share less than the Current Market Price (other than any (i) such transaction as to which an adjustment is otherwise provided for in this Section 5, (ii) the issuance by the Company of

                 Common Stock to pay interest pursuant to Section 3 hereof or in satisfaction of Affiliate Obligations, (iii) the issuance by the Company to directors, employees, consultants or advisors of the Company of shares of Common Stock, or grant of options or other rights to purchase or acquire Common Stock, at a price, or exercise price, as the case may be, no lower than the fair market value of the Common Stock (as reasonably determined by the independent directors of the Company in good faith as of the time of issuance or grant, as the case may be), so long as the aggregate number of shares of Common Stock that are so issued or with respect to which an option or other right is so granted under this clause (iii) does not exceed 14,500,000 shares or (iv) the issuance by the Company of Common Stock pursuant to the NaviSite Warrants in accordance with their terms as of the date hereof), the Conversion Price in effect immediately prior to the close of business on the date immediately preceding such issuance or sale shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which is the sum of the number of shares of Common Stock outstanding at the close of business on the date immediately preceding such issuance or sale (giving assumed effect to the conversion of all convertible securities outstanding on the date hereof) to and the number of shares of Common Stock that the aggregate price paid for the total number of shares of Common Stock so issued or sold on such date would purchase at such Current Market Price and the denominator of which is the sum of the number of shares of Common Stock outstanding at the close of business on the date immediately preceding such issuance or sale (giving assumed effect to the conversion of all convertible securities outstanding on the date hereof) and the number of additional shares of Common Stock so issued or sold. For purposes of this subparagraph (v), the issuance of rights, options or warrants to purchase Common Stock or securities convertible or exchangeable for Common Stock shall be deemed to be the issuance of the Common Stock into which such securities are exercisable at an aggregate price equal to the sum of the aggregate price paid for such securities and the minimum aggregate amount (if any) payable upon exercise or conversion of such options, rights, warrants or securities for Common Stock, and the date of issuance and sale for purposes hereof shall be the date upon which such options, rights or warrants were issued or amended. Such adjustment shall be made successively whenever any such event shall occur; provided that no adjustment shall be made upon exercise of any option, right or warrant. If an adjustment is made as the result of the issuance of an option, right, warrant or convertible security and such option, right, warrant or security expires unexercised or unconverted, the Conversion Price shall be readjusted to the price that would have been in effect if no such adjustment had been made.

                         (vi) Fundamental Changes. In case any transaction or event (including, without limitation, any merger, consolidation, combination, recapitalization, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding shares of Common Stock are converted into or exchanged or acquired for or constitute the right to receive stock, other securities, cash, property or assets (each, a "Fundamental Change"), the holder of this Note outstanding immediately prior to the occurrence of such Fundamental Change shall have the right upon any subsequent conversion to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount of stock, other securities, cash, property or assets that such holder would have received if such share had been converted immediately prior thereto.

                 (b) (i) Subject to paragraph (b)(ii) below, each determination of the Closing Price pursuant to clause (iv) of the definition of "Closing Price" shall be made in good faith by the Company. Upon each determination of the fair market value of the Common Stock by the Company hereunder, the Company shall promptly give notice thereof to each Purchaser, setting forth in reasonable detail the calculation of such fair market value and the method and basis of determination thereof (the "Company Determination").

                         (ii) If the Required Holders shall disagree with the Company Determination and shall by notice to the Company given within 10 days after the Company's notice of the Company Determination (an "Appraisal Notice") elect to dispute the Company Determination, such dispute shall be resolved as set forth in paragraph (b)(iii) below; provided that such procedure shall not apply to any determination of fair market value made pursuant to Section 5(a)(v)(ii).

                         (iii) The Company shall within 10 days after an Appraisal Notice shall have been given pursuant to paragraph
                 (b)(i) above engage an investment bank or other qualified appraisal firm reasonably acceptable to the Required Holders (the "Appraiser") to make an independent determination of the fair market value of the Common Stock (the "Appraiser Determination"). The Appraiser Determination shall be final and binding on the Company and the Purchasers. If the Company

                 Determination and the Appraiser Determination differ by an amount of 15% or less of the Company Determination, then the costs of conducting the appraisal shall be borne equally by the Company and the Purchasers; if the Company Determination is greater than the Appraiser Determination by more than 15% of the Company Determination, then the costs of conducting the appraisal shall be borne entirely by the Purchasers; and if the Appraiser Determination is greater than the Company Determination by more than 15% of the Company Determination, then the costs of conducting the appraisal shall be borne entirely by the Company; provided that in each case costs separately incurred by the Company and any Purchasers shall be separately borne by them.

                 (c) Anything in paragraph (a) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments (each of which shall be carried forward until counted toward adjustment), determined as above provided, shall have resulted in a change of the Conversion Price by at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least 1%, such change in the Conversion Price shall thereupon be given effect. In the event that, at any time as a result of the provisions of this paragraph (b), the holder of this Note upon subsequent conversion shall become entitled to receive any shares of Capital Stock of the Company other than Common Stock, the number of such other shares so receivable upon conversion of this Note shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                 (d) In any case in which paragraph (a) requires that an adjustment as a result of any event is to become effective from and after a record date, the Company may elect to defer until after the occurrence of such event (i) issuing to the holder of this Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of Common Stock.

                 (e) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion or in the Conversion Price then in effect shall be required by reason of the taking of such record.

                 (f) Upon any adjustment of the Conversion Price or the number of shares of Common Stock issuable upon the Conversion of this Note, a certificate, signed by (i) the Company's president and chief financial officer or (ii) any independent firm of certified public accountants of recognized national standing the Company selects at its own expense, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed to the Purchaser at the address set forth in Section
          10.04 of the Note Purchase Agreement hereof and shall specify the adjusted Conversion Price and the number of shares of Common Stock issuable upon the Conversion of the Note after giving effect to the adjustment.

                 (g) The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Purchaser against impairment.

                 (h)   Except as otherwise provided herein, all sections of this
          Section 5 are intended to operate independently of one another. If an event occurs that requires the application of more than one section, all applicable sections shall be given independent effect.

          6.   Governing Laws.

          This Note shall be governed by, and construed in accordance with, the laws of the State of New York in all respects, including all matters of construction, validity and performance, without regard to the choice of law provisions thereof.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer as an instrument under seal, as of the day and year first above written.


                                          NAVISITE, INC.


                                          By:  /s/ Patricia Gilligan
                                              ----------------------------------
                                               Name: Patricia Gilligan
                                               Title: Chief Executive Officer